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Exhibit 95

        This exhibit contains the information concerning mine safety violations or other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following table provides information about citations, orders and notices issued under the Federal Mine Safety and Health Act of 1977 (the "Mine Act") by the federal Mine Safety and Health Administration ("MSHA") for our Hardee, Florida, mine during the 3rd quarter of the fiscal year ending December 31, 2013.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(c) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hardee Phosphate Complex / 800903	0	0	0	0	0	$0	0	No	No	0	0	0

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  Exhibit 95